UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2019

REVOLUTION LIGHTING

TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street,
Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Company Loan

As previously disclosed in the Current Report on Form 8-K filed by Revolution Lighting Technologies, Inc. (the “Company”) on November 26, 2018, Robert V. LaPenta, Sr., the Company’s Chairman, CEO and President, and his affiliate, Aston Capital, LLC (“Aston”), had funded the Company through continued periodic loans, and the Company had issued a consolidated note, dated as of November 21, 2018, to Mr. LaPenta and Aston (the “Consolidated Note”) to reflect loans made to the Company through that date.

As disclosed on subsequent Current Reports on Form 8-K, from time to time since the issuance of the Consolidated Note, Mr. LaPenta has made additional loans to the Company on terms substantially identical to those contained in the Consolidated Note (the “Additional LaPenta Loans”). On July 22, 2019, Mr. LaPenta loaned the Company an additional $1.5 million (the “July Loan”). The July Loan was evidenced by a promissory note (the “Note”) and approved by the Audit Committee of the Company’s Board of Directors on July 21, 2019. The total aggregate principal amount of the Additional LaPenta Loans, including the July Loan is $12.5 million.

As of July 25, 2019, and giving effect to the July Loan, the Company had total debt of approximately $71.7 million, including approximately $52.0 million in aggregate principal and accrued and unpaid interest under loans from Mr. LaPenta and Aston.

The terms of the Note are substantially identical to those contained in the Consolidated Note. The Note is scheduled to mature on July 20, 2020. Interest on the Note is payable on the first business day of each month, commencing on August 1, 2019 and is equal to the greater of (i) LIBOR plus 3.75% and (ii) 1% above the rate in effect at any time under the Company’s Loan and Security Agreement with Bank of America, N.A. The Note is secured by a lien on the Company’s and its subsidiaries’ assets and is guaranteed by the Company’s subsidiaries.

The Note contains customary events of default. Upon the occurrence of an event of default, any outstanding amounts under the Note may be accelerated; provided, however, that upon the occurrence of certain bankruptcy, insolvency or liquidation-related events of default, all amounts payable under the Note will automatically become immediately due and payable.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full text of the Note, which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 relating to the Note is incorporated by reference in its entirety in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Promissory Note, dated as of July 22, 2019, between the Company and Robert V. LaPenta, Sr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Robert V. LaPenta, Sr.
Robert V. LaPenta, Sr.
Chief Executive Officer and President